UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2003

CVF TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	00-29266	87-0429335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8604 Main Street, Suite 1 Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area Code: (716) 565-4711

N/A
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

Effective June 24, 2003, CVF Technologies Corporation ("CVF") engaged the accounting firm of Radin, Glass & Co., LLP as its new independent public accountants. Effective June 24, 2003, CVF dismissed Ernst & Young LLP.

The reports of Ernst and Young LLP on the consolidated financial statements of CVF for the past two fiscal years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of Ernst & Young LLP on CVF's financial statements for the past two fiscal years ended December 31, 2002 and 2001 contained a paragraph as to CVF's ability to continue as a going concern.

The decision to change CVF's accounting firm was approved by the Audit Committee of the Board of Directors on June 30, 2003.

In connection with the audits of CVF's financial statements for each of the two fiscal years ended December 31, 2002 and 2001 and in the subsequent interim periods from December 31, 2002 through and including June 24, 2003, there were no disagreements between CVF and its auditors, Ernst & Young LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its reports.

CVF has not consulted with Radin, Glass & Co., LLP during the last two fiscal years ended December 31, 2002 and 2001 or during the subsequent interim period from December 31, 2002 through and including June 24, 2003, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CVF's consolidated financial statements.

CVF has provided Ernst & Young LLP with a copy of this disclosure and has requested Ernst & Young LLP to furnish CVF with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made above by CVF. This letter has not been received and will be filed as an exhibit to an amended 8-K upon receipt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVF TECHNOLOGIES CORPORATION
Dated: July 1, 2003	By: /s/ Jeffrey I. Dreben
Name: Jeffrey I. Dreben Title: Chairman of the Board